FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS QUARTERLY AND FULL YEAR 2023 RESULTS

Completes Third Most Profitable Year in Company History

Fourth Quarter Revenue Increased 4% to $7.3 Billion

Fourth Quarter Retail Automotive Same-Store Revenue Increased 4%, Including a 7% Increase in Service & Parts

Fourth Quarter Profitability Impacted by Non-Cash Impairment Charge, Lower Equity Earnings From PTS, and Higher Interest Expense
BLOOMFIELD HILLS, MI, February 7, 2024 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced fourth quarter and twelve months 2023 results. For the quarter, revenue increased 4% to $7.3 billion. Income from continuing operations attributable to common stockholders decreased 36% to $190.7 million from $298.0 million and related earnings per share decreased 33% to $2.84 from $4.21 when compared to the same period of 2022. Fourth quarter 2023 results include a goodwill impairment charge of $40.7 million (before and after tax), representing $0.61 per share. Excluding the goodwill impairment charge, adjusted income from continuing operations attributable to common stockholders decreased 22% to $231.4 million from $298.0 million and related adjusted earnings per share decreased 18% to $3.45 from $4.21. Foreign currency exchange positively impacted revenue by $130.0 million and had a negligible effect on income from continuing operations attributable to common stockholders and earnings per share.
Goodwill Impairment
We are required to assess goodwill and other indefinite-lived intangible assets for impairment at least annually. In the fourth quarter of 2023 in connection with our annual budget and planning process for 2024, which drives certain assumptions used in our annual goodwill impairment testing, we determined the carrying value of goodwill in our used vehicle dealerships international reporting unit was greater than its estimated fair value. Accordingly, we recorded a non-cash goodwill impairment charge of $40.7 million (before and after tax) for the quarter, which represents $0.61 per share for the three months and $0.60 per share for the twelve months ended December 31, 2023. This impairment charge is largely related to the reporting unit’s lower supply of quality, low mileage used vehicles for its customers due to lower sales of new vehicles across the industry in recent years.
Fourth Quarter 2023 Performance
The Company’s results for the fourth quarter of 2023 were driven by continued strong performance in retail automotive and retail commercial truck operations, including an 8% increase in retail automotive new units delivered and a 7% increase in same-store service and parts gross profit. Income from continuing operations before income taxes, net income, and income per share, however, were negatively impacted by higher interest costs of $21 million, driven primarily by an increase in interest rates and higher inventory levels which increased borrowings under our floorplan arrangements, and lower equity earnings

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from the Company’s investment in Penske Transportation Solutions (“PTS”). Lower equity earnings from PTS were driven in part by increased operating and interest costs, lower rental revenue and utilization, and a decrease in gains from the sale of used trucks, each of which continues to impact PTS’ profitability when compared to the record profitability achieved by PTS in 2022. The Company’s equity earnings from PTS for the three months ended December 31, 2023, declined $48 million, or 48%, to $51 million when compared to the same period in the prior year.
Commenting on the Company's fourth quarter financial results, Chair and CEO Roger Penske said, "Demand for new vehicles remains strong while used vehicle supply and affordability remains challenging. I am pleased with the continued growth in service and parts gross profit and our continued focus on controlling costs. Also, I was particularly pleased with the sequential performance of retail automotive new and used vehicle gross profit per unit retailed which only declined marginally from the third to fourth quarter of 2023."
Penske continued, "Our diversified business achieved the third best year of profitability of all-time." For the twelve months ended December 31, 2023, revenue increased 6% to $29.5 billion. When compared to the same period last year, income attributable to common stockholders decreased 24% to $1.05 billion from $1.38 billion, and related earnings per share decreased 16% to $15.50. Excluding the goodwill impairment charge noted above, adjusted income from continuing operations attributable to common stockholders decreased 21% to $1.09 billion and related adjusted earnings per share decreased 13% to $16.10. Foreign currency exchange negatively impacted revenue by $3.9 million, income from continuing operations attributable to common stockholders by $7.9 million, and earnings per share by $0.11.
Full Year 2023 Operating Highlights Compared to Full Year 2022
•Retail Automotive Same-Store Revenue – increased 5%
•New Vehicle +12%; Used Vehicle -2%; Finance & Insurance -2%; Service & Parts +9%
•Retail Automotive Same-Store Gross Profit – decreased 0.4%
•New Vehicle -2%; Used Vehicle -21%; Finance & Insurance -2%; Service & Parts +9%
•Retail Commercial Truck Same-Store Revenue – increased 1%
•New Vehicle +4%; Used Vehicle -25%; Finance & Insurance +2%; Service & Parts +3%
•Retail Commercial Truck Same-Store Gross Profit – increased 3%
•New Vehicle +11%; Used Vehicle -10%; Finance & Insurance +2%; Service & Parts +3%
Retail Automotive Dealerships
For the three months ended December 31, 2023, total new and used units delivered increased 8% to nearly 117,400, and total retail automotive revenue increased 5% to $6.2 billion. Same-store new and used units delivered increased 9% to nearly 116,700, and same-store revenue increased 4%, including a 7% increase in service and parts revenue. Total retail automotive gross profit decreased 1% to $1.0 billion, including a 1% decrease on a same-store basis. Same-store service and parts gross profit increased 7%.
Beginning in 2023, we transitioned our Mercedes-Benz U.K. dealerships to an agency model under which these dealerships, and a limited number of our other dealerships in Europe, receive a fee for facilitating the sale of a new vehicle by the manufacturer. We do not record revenue for the price of the vehicle. As shown in the following schedules, units facilitated under the agency model are shown separately as agency units while the fee we received to facilitate the sale is in new vehicle revenue and gross profit.
Retail Commercial Truck Dealerships
As of December 31, 2023, Premier Truck Group operated 44 North American retail commercial truck locations. For the three months ended December 31, 2023, earnings before taxes increased 0.3% to a fourth quarter record of $51.3 million when

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compared to the same period in 2022 while retail unit sales decreased 5% primarily due to production timing and delivery delays which impacted both periods. Revenue decreased 6% to $904.8 million while same-store revenue decreased 10%. For the twelve months ended December 31, 2023, revenue increased 4% to $3.7 billion while same-store revenue increased 1%, including a 3% increase in service and parts revenue when compared to the same period last year. During this same period, earnings before taxes increased 5% to a record $225.0 million when compared to the same period last year.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 439,000 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and twelve months ended December 31, 2023, the Company recorded $51.2 million and $289.5 million in earnings compared to $99.4 million and $490.0 million for the same periods in 2022. The year-over-year declines are related to higher interest and maintenance costs, lower gains on sales of used trucks, and lower rental revenue and utilization. For the twelve months ended December 31, 2023, PTS' interest costs increased $213 million, maintenance costs increased $150 million, and gain on sales of used trucks declined $211 million when compared to the prior year period.
Corporate Development and Capital Allocation
Based on the Company's strong earnings and cash flow, the Board of Directors has consistently increased the Company's quarterly dividend, most recently approving a 10% increase in the quarterly dividend to $0.87 per share which is payable on March 1, 2024 to shareholders of record as of February 15, 2024. During the twelve months ended December 31, 2023, we repurchased 2.6 million shares of common stock for approximately $358.7 million under our securities repurchase program and also acquired 168,464 shares of our common stock for $23.5 million from employees in connection with a net share settlement feature of employee equity awards. As of December 31, 2023, $215.5 million remained available under the Company's existing repurchase authority.
As previously announced, in January 2024, the Company completed the acquisition of Rybrook Group Limited consisting of 16 retail automotive franchises in the United Kingdom, including four BMW franchises, four MINI franchises, four Volvo franchises, two Land Rover franchises, one Jaguar franchise, and one Porsche franchise. Three of the BMW locations also retail BMW Motorrad motorcycles. The acquired dealerships represent estimated annualized revenues of approximately $1 billion.
Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the fourth quarter of 2023 on Wednesday, February 7, 2024, at 2:00 p.m. Eastern Standard Time. To listen to the conference call, participants must dial (877) 692-8955 [International, please dial (234) 720-6979] using access code 7212997. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the fourth quarter and full year 2023 financial results has been posted to the Investors section of the Company's website. To access the presentation or to listen to the Company's webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, and Japan and is one of the largest retailers of

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commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs approximately 28,000 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs over 44,000 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 439,000 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the S&P Mid Cap 400, Fortune 500, Russell 1000, Russell 3000 indexes, and the S&P Mid Cap 400 Index. For additional information, including the Company's 2023 Corporate Responsibility Report highlighting its corporate responsibility strategies, activities, and certain metrics, visit the Company's website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations, adjusted earnings per share, adjusted income from continuing operations before taxes, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.
Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.'s financial performance and future plans. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, those related to macro-economic, geo-political and industry conditions and events, including their impact on new and used vehicle sales, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, demand for trucks to move freight with respect to PTS and PTG, personal discretionary spending levels, interest rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, the shortage of vehicle components, the war in Ukraine, challenges in sourcing labor, or labor strikes or work stoppages, or other disruptions; changes in the retail model either from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; the effects of a pandemic on the global economy, including our ability to react effectively to changing business conditions in light of any pandemic; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate, integrate, and realize returns on acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTS' asset utilization rates, continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, changes in values of used trucks which affects PTS' profitability on truck sales and regulatory risks and related compliance costs, our ability to realize returns on our significant capital investments in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to dealerships and vehicles sales, including those related to the sales process or emissions standards, as well as changes in consumer sentiment relating to commercial truck sales that may hinder our or PTS' ability to maintain, acquire, sell, or operate

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trucks; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risk and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2022, Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023, and its other filings with the Securities and Exchange Commission. This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

5

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	Change	2023	2022	Change
Revenue	$7,272.1	$7,011.8	3.7%	$29,527.4	$27,814.8	6.2%
Cost of Sales	6,084.0	5,828.6	4.4%	24,593.6	22,976.0	7.0%
Gross Profit	$1,188.1	$1,183.2	0.4%	$4,933.8	$4,838.8	2.0%
SG&A Expenses	844.1	815.5	3.5%	3,400.6	3,223.7	5.5%
Impairment Charges	40.7	—	nm	40.7	—	nm
Depreciation	37.6	32.2	16.8%	141.0	127.3	10.8%
Operating Income	$265.7	$335.5	(20.8)%	$1,351.5	$1,487.8	(9.2)%
Floor Plan Interest Expense	(38.9)	(22.1)	76.0%	(133.1)	(52.4)	154.0%
Other Interest Expense	(23.1)	(19.0)	21.6%	(92.6)	(70.4)	31.5%
Equity in Earnings of Affiliates	52.1	100.4	(48.1)%	293.7	494.2	(40.6)%
Income from Continuing Operations Before Income Taxes	$255.8	$394.8	(35.2)%	$1,419.5	$1,859.2	(23.6)%
Income Taxes	(63.8)	(95.5)	(33.2)%	(360.9)	(473.0)	(23.7)%
Income from Continuing Operations	$192.0	$299.3	(35.9)%	$1,058.6	$1,386.2	(23.6)%
Income from Discontinued Operations, net of tax	—	—	nm	—	—	nm
Net Income	$192.0	$299.3	(35.9)%	$1,058.6	$1,386.2	(23.6)%
Less: Income Attributable to Non-Controlling Interests	1.3	1.3	—%	5.4	6.2	(12.9)%
Net Income Attributable to Common Stockholders	$190.7	$298.0	(36.0)%	$1,053.2	$1,380.0	(23.7)%

Amounts Attributable to Common Stockholders:
Reported Income from Continuing Operations	$192.0	$299.3	(35.9)%	$1,058.6	$1,386.2	(23.6)%
Less: Income Attributable to Non-Controlling Interests	1.3	1.3	—%	5.4	6.2	(12.9)%
Income from Continuing Operations, net of tax	$190.7	$298.0	(36.0)%	$1,053.2	$1,380.0	(23.7)%
Income from Discontinued Operations, net of tax	—	—	nm	—	—	nm
Net Income Attributable to Common Stockholders	$190.7	$298.0	(36.0)%	$1,053.2	$1,380.0	(23.7)%
Income from Continuing Operations Per Share	$2.84	$4.21	(32.5)%	$15.50	$18.55	(16.4)%
Income Per Share	$2.84	$4.21	(32.5)%	$15.50	$18.55	(16.4)%
Weighted Average Shares Outstanding	67.2	70.8	(5.1)%	68.0	74.4	(8.6)%

nm – not meaningful

6

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	December 31,	December 31,
	2023	2022
Assets:
Cash and Cash Equivalents	$96.4	$106.5
Accounts Receivable, Net	1,114.6	906.7
Inventories	4,293.1	3,509.1
Other Current Assets	175.6	141.9
Total Current Assets	5,679.7	4,664.2
Property and Equipment, Net	2,765.2	2,496.5
Operating Lease Right-of-Use Assets	2,405.5	2,416.1
Intangibles	2,983.1	2,845.6
Other Long-Term Assets	1,838.0	1,692.2
Total Assets	$15,671.5	$14,114.6

Liabilities and Equity:
Floor Plan Notes Payable	$2,255.6	$1,565.7
Floor Plan Notes Payable – Non-Trade	1,515.9	1,430.6
Accounts Payable	866.9	853.5
Accrued Expenses and Other Current Liabilities	809.8	788.1
Current Portion Long-Term Debt	209.7	75.2
Total Current Liabilities	5,657.9	4,713.1
Long-Term Debt	1,419.5	1,546.9
Long-Term Operating Lease Liabilities	2,336.0	2,335.7
Other Long-Term Liabilities	1,502.5	1,344.1
Total Liabilities	10,915.9	9,939.8
Equity	4,755.6	4,174.8
Total Liabilities and Equity	$15,671.5	$14,114.6

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Geographic Revenue Mix:
North America	62.6%	64.0%	60.4%	62.0%
U.K.	28.3%	28.3%	31.3%	30.4%
Other International	9.1%	7.7%	8.3%	7.6%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$6,177.9	$5,910.4	$25,209.1	$23,694.7
Retail Commercial Truck	904.8	960.8	3,684.3	3,541.3
Commercial Vehicle Distribution and Other	189.4	140.6	634.0	578.8
Total	$7,272.1	$7,011.8	$29,527.4	$27,814.8

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,002.4	$1,008.8	$4,176.2	$4,126.4
Retail Commercial Truck	143.2	138.2	592.4	555.1
Commercial Vehicle Distribution and Other	42.5	36.2	165.2	157.3
Total	$1,188.1	$1,183.2	$4,933.8	$4,838.8

Gross Margin:
Retail Automotive	16.2%	17.1%	16.6%	17.4%
Retail Commercial Truck	15.8%	14.4%	16.1%	15.7%
Commercial Vehicle Distribution and Other	22.4%	25.7%	26.1%	27.2%
Total	16.3%	16.9%	16.7%	17.4%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating Items as a Percentage of Revenue:
Gross Profit	16.3%	16.9%	16.7%	17.4%
Selling, General and Administrative Expenses	11.6%	11.6%	11.5%	11.6%
Operating Income	3.7%	4.8%	4.6%	5.3%
Income from Continuing Operations Before Income Taxes	3.5%	5.6%	4.8%	6.7%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	71.0%	68.9%	68.9%	66.6%
Operating Income	22.4%	28.4%	27.4%	30.7%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Amounts in Millions)	2023	2022	2023	2022

EBITDA(1)	$316.5	$446.0	$1,653.1	$2,056.9
Floor Plan Credits	$12.5	$10.3	$45.2	$40.3
Rent Expense	$62.4	$61.2	$247.9	$243.3
_______________________
(1)See the following Non-GAAP reconciliation table.

8

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	Change	2023	2022	Change
Retail Automotive Units:
New Retail	51,786	50,342	2.9%	197,070	185,831	6.0%
Used Retail	57,490	57,991	(0.9)%	256,721	261,739	(1.9)%
Total Retail	109,276	108,333	0.9%	453,791	447,570	1.4%
New Agency	8,113	—	nm	32,672	—	nm
Total Retail and Agency	117,389	108,333	8.4%	486,463	447,570	8.7%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,989.2	$2,763.8	8.2%	$11,273.3	$10,050.5	12.2%
Used Vehicles	1,970.0	1,992.1	(1.1)%	8,919.5	9,011.6	(1.0)%
Finance and Insurance, Net	207.6	201.3	3.1%	838.6	848.1	(1.1)%
Service and Parts	680.9	633.7	7.4%	2,734.3	2,426.7	12.7%
Fleet and Wholesale	330.2	319.5	3.3%	1,443.4	1,357.8	6.3%
Total Revenue	$6,177.9	$5,910.4	4.5%	$25,209.1	$23,694.7	6.4%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$301.9	$325.6	(7.3)%	$1,238.5	$1,246.1	(0.6)%
Used Vehicles	83.3	100.8	(17.4)%	432.4	543.1	(20.4)%
Finance and Insurance, Net	207.6	201.3	3.1%	838.6	848.1	(1.1)%
Service and Parts	395.9	370.3	6.9%	1,605.7	1,439.4	11.6%
Fleet and Wholesale	13.7	10.8	26.9%	61.0	49.7	22.7%
Total Gross Profit	$1,002.4	$1,008.8	(0.6)%	$4,176.2	$4,126.4	1.2%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$57,364	$54,900	4.5%	$56,857	$54,084	5.1%
Used Vehicles	34,266	34,352	(0.3)%	34,744	34,430	0.9%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,531	$6,467	(14.5)%	$5,967	$6,705	(11.0)%
Used Vehicles	1,448	1,739	(16.7)%	1,685	2,075	(18.8)%
Finance and Insurance (excluding agency)	1,876	1,858	1.0%	1,825	1,895	(3.7)%
Agency	2,232	—	nm	2,233	—	nm

Retail Automotive Gross Margin:
New Vehicles	10.1%	11.8%	(170)bps	11.0%	12.4%	(140)bps
Used Vehicles	4.2%	5.1%	(90)bps	4.8%	6.0%	(120)bps
Service and Parts	58.1%	58.4%	(30)bps	58.7%	59.3%	(60)bps
Fleet and Wholesale	4.1%	3.4%	+70bps	4.2%	3.7%	+50bps
Total Gross Margin	16.2%	17.1%	(90)bps	16.6%	17.4%	(80)bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	48.4%	46.8%	+160bps	44.7%	42.4%	+230bps
Used Vehicles	31.9%	33.7%	(180)bps	35.4%	38.0%	(260)bps
Finance and Insurance, Net	3.4%	3.4%	—bps	3.3%	3.6%	(30)bps
Service and Parts	11.0%	10.7%	+30bps	10.8%	10.2%	+60bps
Fleet and Wholesale	5.3%	5.4%	(10)bps	5.8%	5.8%	—bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	30.1%	32.3%	(220)bps	29.7%	30.2%	(50)bps
Used Vehicles	8.3%	10.0%	(170)bps	10.4%	13.2%	(280)bps
Finance and Insurance, Net	20.7%	20.0%	+70bps	20.1%	20.6%	(50)bps
Service and Parts	39.5%	36.7%	+280bps	38.4%	34.9%	+350bps
Fleet and Wholesale	1.4%	1.0%	+40bps	1.4%	1.1%	+30bps
Total	100.0%	100.0%		100.0%	100.0%
nm – not meaningful

9

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	Change	2023	2022	Change
Retail Automotive Same-Store Units:
New Retail	51,510	50,221	2.6%	191,039	179,703	6.3%
Used Retail	57,029	57,076	(0.1)%	245,107	252,458	(2.9)%
Total Retail	108,539	107,297	1.2%	436,146	432,161	0.9%
New Agency	8,113	—	nm	27,563	—	nm
Total Retail and Agency	116,652	107,297	8.7%	463,709	432,161	7.3%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,968.5	$2,759.7	7.6%	$10,946.9	$9,765.9	12.1%
Used Vehicles	1,952.0	1,971.0	(1.0)%	8,529.1	8,742.2	(2.4)%
Finance and Insurance, Net	206.6	200.2	3.2%	812.0	828.7	(2.0)%
Service and Parts	672.1	629.8	6.7%	2,571.1	2,350.9	9.4%
Fleet and Wholesale	327.9	316.7	3.5%	1,397.3	1,321.1	5.8%
Total Revenue	$6,127.1	$5,877.4	4.2%	$24,256.4	$23,008.8	5.4%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$299.7	$325.2	(7.8)%	$1,200.1	$1,219.4	(1.6)%
Used Vehicles	82.3	100.5	(18.1)%	417.5	531.8	(21.5)%
Finance and Insurance, Net	206.6	200.2	3.2%	812.0	828.7	(2.0)%
Service and Parts	392.3	367.9	6.6%	1,522.5	1,398.7	8.9%
Fleet and Wholesale	13.7	10.7	28.0%	60.8	49.5	22.8%
Total Gross Profit	$994.6	$1,004.5	(1.0)%	$4,012.9	$4,028.1	(0.4)%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$57,269	$54,951	4.2%	$57,013	$54,345	4.9%
Used Vehicles	34,228	34,533	(0.9)%	34,797	34,628	0.5%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,518	$6,474	(14.8)%	$6,024	$6,786	(11.2)%
Used Vehicles	1,443	1,761	(18.1)%	1,703	2,106	(19.1)%
Finance and Insurance (excluding agency)	1,897	1,866	1.7%	1,861	1,918	(3.0)%
Agency	2,001	—	nm	1,805	—	nm

Retail Automotive Same-Store Gross Margin:
New Vehicles	10.1%	11.8%	(170)bps	11.0%	12.5%	(150)bps
Used Vehicles	4.2%	5.1%	(90)bps	4.9%	6.1%	(120)bps
Service and Parts	58.4%	58.4%	—bps	59.2%	59.5%	(30)bps
Fleet and Wholesale	4.2%	3.4%	+80bps	4.4%	3.7%	+70bps
Total Gross Margin	16.2%	17.1%	(90)bps	16.5%	17.5%	(100)bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	48.4%	47.0%	+140bps	45.1%	42.4%	+270bps
Used Vehicles	31.9%	33.5%	(160)bps	35.2%	38.0%	(280)bps
Finance and Insurance, Net	3.4%	3.4%	—bps	3.3%	3.6%	(30)bps
Service and Parts	11.0%	10.7%	+30bps	10.6%	10.2%	+40bps
Fleet and Wholesale	5.3%	5.4%	(10)bps	5.8%	5.8%	—bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	30.1%	32.4%	(230)bps	29.9%	30.3%	(40)bps
Used Vehicles	8.3%	10.0%	(170)bps	10.4%	13.2%	(280)bps
Finance and Insurance, Net	20.8%	19.9%	+90bps	20.2%	20.6%	(40)bps
Service and Parts	39.4%	36.6%	+280bps	37.9%	34.7%	+320bps
Fleet and Wholesale	1.4%	1.1%	+30bps	1.6%	1.2%	+40bps
Total	100.0%	100.0%		100.0%	100.0%
nm – not meaningful

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	Change	2023	2022	Change
Retail Commercial Truck Units:
New Retail	4,513	5,181	(12.9)%	18,242	17,932	1.7%
Used Retail	896	523	71.3%	3,138	2,669	17.6%
Total	5,409	5,704	(5.2)%	21,380	20,601	3.8%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$619.2	$685.0	(9.6)%	$2,480.2	$2,308.7	7.4%
Used Vehicles	59.6	48.1	23.9%	229.9	301.3	(23.7)%
Finance and Insurance, Net	6.0	4.2	42.9%	21.9	20.5	6.8%
Service and Parts	212.2	211.7	0.2%	907.3	852.2	6.5%
Wholesale and Other	7.8	11.8	(33.9)%	45.0	58.6	(23.2)%
Total Revenue	$904.8	$960.8	(5.8)%	$3,684.3	$3,541.3	4.0%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$38.0	$34.5	10.1%	$148.2	$126.4	17.2%
Used Vehicles	5.5	4.5	22.2%	19.6	22.0	(10.9)%
Finance and Insurance, Net	6.0	4.2	42.9%	21.9	20.5	6.8%
Service and Parts	90.3	89.1	1.3%	383.6	360.5	6.4%
Wholesale and Other	3.4	5.9	(42.4)%	19.1	25.7	(25.7)%
Total Gross Profit	$143.2	$138.2	3.6%	$592.4	$555.1	6.7%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$137,197	$132,217	3.8%	$135,959	$128,750	5.6%
Used Vehicles	66,464	91,927	(27.7)%	73,263	112,900	(35.1)%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$8,412	$6,663	26.2%	$8,126	$7,048	15.3%
Used Vehicles	6,104	8,658	(29.5)%	6,251	8,247	(24.2)%
Finance and Insurance	1,102	732	50.5%	1,022	997	2.5%

Retail Commercial Truck Gross Margin:
New Vehicles	6.1%	5.0%	+110bps	6.0%	5.5%	+50bps
Used Vehicles	9.2%	9.4%	(20)bps	8.5%	7.3%	+120bps
Service and Parts	42.6%	42.1%	+50bps	42.3%	42.3%	—bps
Wholesale and Other	43.6%	50.0%	(640)bps	42.4%	43.9%	(150)bps
Total Gross Margin	15.8%	14.4%	+140bps	16.1%	15.7%	+40bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	68.4%	71.3%	(290)bps	67.3%	65.2%	+210bps
Used Vehicles	6.6%	5.0%	+160bps	6.2%	8.5%	(230)bps
Finance and Insurance, Net	0.7%	0.4%	+30bps	0.6%	0.6%	—bps
Service and Parts	23.5%	22.0%	+150bps	24.6%	24.1%	+50bps
Wholesale and Other	0.8%	1.3%	(50)bps	1.3%	1.6%	(30)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	26.5%	25.0%	+150bps	25.0%	22.8%	+220bps
Used Vehicles	3.8%	3.3%	+50bps	3.3%	4.0%	(70)bps
Finance and Insurance, Net	4.2%	3.0%	+120bps	3.7%	3.7%	—bps
Service and Parts	63.1%	64.5%	(140)bps	64.8%	64.9%	(10)bps
Wholesale and Other	2.4%	4.2%	(180)bps	3.2%	4.6%	(140)bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	Change	2023	2022	Change
Retail Commercial Truck Same-Store Units:
New Retail	4,344	5,181	(16.2)%	16,988	17,220	(1.3)%
Used Retail	885	523	69.2%	3,046	2,630	15.8%
Total	5,229	5,704	(8.3)%	20,034	19,850	0.9%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$593.1	$685.0	(13.4)%	$2,312.8	$2,227.7	3.8%
Used Vehicles	58.9	48.1	22.5%	224.2	298.3	(24.8)%
Finance and Insurance, Net	5.6	4.2	33.3%	20.4	20.0	2.0%
Service and Parts	202.4	211.7	(4.4)%	829.5	807.9	2.7%
Wholesale and Other	7.9	11.8	(33.1)%	44.8	58.1	(22.9)%
Total Revenue	$867.9	$960.8	(9.7)%	$3,431.7	$3,412.0	0.6%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$35.8	$34.5	3.8%	$133.8	$120.9	10.7%
Used Vehicles	5.6	4.5	24.4%	19.5	21.6	(9.7)%
Finance and Insurance, Net	5.6	4.2	33.3%	20.4	20.0	2.0%
Service and Parts	86.6	89.1	(2.8)%	352.5	343.3	2.7%
Wholesale and Other	3.4	5.6	(39.3)%	18.2	24.9	(26.9)%
Total Gross Profit	$137.0	$137.9	(0.7)%	$544.4	$530.7	2.6%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$136,528	$132,217	3.3%	$136,144	$129,364	5.2%
Used Vehicles	66,555	91,927	(27.6)%	73,593	113,416	(35.1)%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$8,250	$6,663	23.8%	$7,877	$7,018	12.2%
Used Vehicles	6,306	8,658	(27.2)%	6,395	8,207	(22.1)%
Finance and Insurance	1,069	732	46.0%	1,018	1,008	1.0%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	6.0%	5.0%	+100bps	5.8%	5.4%	+40bps
Used Vehicles	9.5%	9.4%	+10bps	8.7%	7.2%	+150bps
Service and Parts	42.8%	42.1%	+70bps	42.5%	42.5%	—bps
Wholesale and Other	43.0%	47.5%	(450)bps	40.6%	42.9%	(230)bps
Total Gross Margin	15.8%	14.4%	+140bps	15.9%	15.6%	+30bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	68.3%	71.3%	(300)bps	67.4%	65.3%	+210bps
Used Vehicles	6.8%	5.0%	+180bps	6.5%	8.7%	(220)bps
Finance and Insurance, Net	0.6%	0.4%	+20bps	0.6%	0.6%	—bps
Service and Parts	23.3%	22.0%	+130bps	24.2%	23.7%	+50bps
Wholesale and Other	1.0%	1.3%	(30)bps	1.3%	1.7%	(40)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	26.1%	25.0%	+110bps	24.6%	22.8%	+180bps
Used Vehicles	4.1%	3.3%	+80bps	3.6%	4.1%	(50)bps
Finance and Insurance, Net	4.1%	3.0%	+110bps	3.7%	3.8%	(10)bps
Service and Parts	63.2%	64.6%	(140)bps	64.8%	64.7%	+10bps
Wholesale and Other	2.5%	4.1%	(160)bps	3.3%	4.6%	(130)bps
Total	100.0%	100.0%		100.0%	100.0%

12

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	27%	27%	26%	26%
Audi	10%	10%	11%	11%
Mercedes-Benz	9%	11%	9%	10%
Land Rover / Jaguar	7%	7%	7%	7%
Porsche	9%	8%	8%	7%
Ferrari / Maserati	2%	3%	3%	3%
Lexus	3%	2%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	3%	3%	2%	2%
Total Premium	72%	73%	71%	71%
Volume Non-U.S.:
Toyota	11%	11%	10%	11%
Honda	6%	6%	6%	5%
Volkswagen	2%	1%	2%	2%
Hyundai	1%	1%	1%	1%
Others	1%	1%	2%	2%
Total Volume Non-U.S.	21%	20%	21%	21%
U.S.:
General Motors / Stellantis	1%	1%	1%	1%
CarShop Used Vehicle Centers	6%	6%	7%	7%
Total	100%	100%	100%	100%

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
Capital Expenditures / Stock Repurchases:	2023		2022		2023		2022
(Amounts in Millions)
Capital expenditures	$	103.2	$	86.8	$	375.3	$	282.5
Cash paid for acquisitions, net of cash acquired	$	3.6	$	—	$	214.9	$	393.4
Stock repurchases:
Aggregate purchase price	$	17.6	$	284.5	$	382.2	$	886.5
Shares repurchased		0.1		2.5		2.8		8.2

Balance Sheet and Other Highlights:	December 31, 2023	December 31, 2022
(Amounts in Millions)
Cash and Cash Equivalents	$96.4	$106.5
Inventories	$4,293.1	$3,509.1
Total Floor Plan Notes Payable	$3,771.5	$2,996.3
Total Long-Term Debt	$1,629.2	$1,622.1
Equity	$4,755.6	$4,174.8

Debt to Total Capitalization Ratio	25.5%	28.0%
Leverage Ratio (1)	1.0x	0.8x
New vehicle days' supply	39 days	25 days
Used vehicle days' supply	48 days	53 days
__________________________
(1)See the following Non-GAAP reconciliation table

13

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following tables reconcile reported income from continuing operations and earnings per share to adjusted income from continuing operations and adjusted earnings per share for the three and twelve months ended December 31, 2023, and 2022:

	Three Months Ended			Twelve Months Ended
(Amounts in Millions)	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change
Amounts Attributable to Common Stockholders:
Income from Continuing Operations	$190.7	$298.0	(36.0)%	$1,053.2	$1,380.0	(23.7)%
Impairment Charges (1)	40.7	—	nm	40.7	—	nm
Adjusted Income from Continuing Operations	$231.4	$298.0	(22.3)%	$1,093.9	$1,380.0	(20.7)%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change
Amounts Attributable to Common Stockholders:
Earnings Per Share from Continuing Operations	$2.84	$4.21	(32.5)%	$15.50	$18.55	(16.4)%
Impairment Charges (1)	0.61	—	nm	0.60	—	nm
Adjusted Earnings Per Share from Continuing Operations	$3.45	$4.21	(18.1)%	$16.10	$18.55	(13.2)%

The following table reconciles income from continuing operations before taxes (EBT) to adjusted income from continuing operations before taxes (EBT) for the three and twelve months ending December 31, 2023, and 2022:

	Three Months Ended			Twelve Months Ended
(Amounts in Millions)	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change

Income from Continuing Operations Before Taxes	$255.8	$394.8	(35.2)%	$1,419.5	$1,859.2	(23.6)%
Impairment Charges (1)	40.7	—	nm	40.7	—	nm
Adjusted Income from Continuing Operations Before Taxes	$296.5	$394.8	(24.9)%	$1,460.2	$1,859.2	(21.5)%
__________________________
(1)Impairment charges relate to our Used Vehicle Dealerships International reporting unit nm – not meaningful

14

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following table reconciles reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and twelve months ended December 31, 2023, and 2022:

	Three Months Ended
	December 31,		2023 vs. 2022
(Amounts in Millions)	2023	2022	Change	% Change

Net Income	$192.0	$299.3	$(107.3)	(35.9)%
Add: Depreciation	37.6	32.2	5.4	16.8%
Other Interest Expense	23.1	19.0	4.1	21.6%
Income Taxes	63.8	95.5	(31.7)	(33.2)%
EBITDA	$316.5	$446.0	$(129.5)	(29.0)%
Add: Impairment Charges (1)	40.7	—	40.7	nm
Adjusted EBITDA	$357.2	$446.0	$(88.8)	(19.9)%

	Twelve Months Ended
	December 31,		2023 vs. 2022
(Amounts in Millions)	2023	2022	Change	% Change

Net Income	$1,058.6	$1,386.2	$(327.6)	(23.6)%
Add: Depreciation	141.0	127.3	13.7	10.8%
Other Interest Expense	92.6	70.4	22.2	31.5%
Income Taxes	360.9	473.0	(112.1)	(23.7)%
EBITDA	$1,653.1	$2,056.9	$(403.8)	(19.6)%
Add: Impairment Charges (1)	40.7	—	40.7	nm
Adjusted EBITDA	$1,693.8	$2,056.9	$(363.1)	(17.7)%
nm – not meaningful
The following table reconciles the leverage ratio as of December 31, 2023, and December 31, 2022:

	Twelve	Twelve
	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2023	December 31, 2022

Net Income	$1,058.6	$1,386.2
Add: Depreciation	141.0	127.3
Other Interest Expense	92.6	70.4
Income Taxes	360.9	473.0
EBITDA	$1,653.1	$2,056.9
Add: Impairment Charges (1)	40.7	—
Adjusted EBITDA	$1,693.8	$2,056.9

Total Non-Vehicle Long-Term Debt	$1,629.2	$1,622.1
Leverage Ratio	1.0x	0.8x
__________________________
(1)Impairment charges relate to our Used Vehicle Dealerships International reporting unit

# # # # # # #

15